Exhibit 28(i)(5)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Counsel” in Post-Effective Amendment No. 49 to the Registration Statement on Form N-1A of Keeley Funds, Inc., as filed with the Securities and Exchange Commission on or about January 28, 2025.

/s/ Paul Hastings LLP
PAUL HASTINGS LLP

New York, New York

January 28, 2025